QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-70532, 333-88766, 333-106003, 333-114919, 333-121217, 333-123392 and 333-149324) of United Online, Inc. of our report dated August 25, 2008 with respect to the consolidated financial statements of FTD Group, Inc., which appears in the Current Report on Form 8-K/A of United Online, Inc. dated November 6, 2008.

/s/ Ernst & Young LLP

Chicago, Illinois
November 6, 2008

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm